FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

The Great American Insurance Company, herein called the UNDERWRITER

Bond Number:	FS 559-46-74 - 07

Name and Address of Insured:	Allianz Funds
680 Newport Center Drive, Suite 250
Newport Beach, CA 92660

The UNDERWRITER, in consideration of an agreed premium, and in reliance upon the statements and information furnished to the UNDERWRITER by the Insured, and subject to the terms and conditions of the underlying coverage scheduled in ITEM 3 below, as excess and not contributing insurance, agrees to pay the Insured for loss which:

(a)	Would have been paid under the Underlying but for the fact that such loss exceeds the limit of liability of the Underlying Carrier (s) listed in Item 3, and

(b)	for which the Underlying Carrier (s) has (have) made payment, and the Insured has collected the full amount of the expressed limit of the Underlying Carrier’s (s) liability.

ITEM 1. BOND PERIOD: from 12:01 a.m. on 07/01/2014 to 12:01 a.m. on 07/01/2015

                                                                              (inception)                             (expiration)

ITEM 2. LIMIT OF LIABILITY AT INCEPTION: $25,000,000 Single Loss Limit and $25,000,000 in the Aggregate (National Union Fire Insurance Company of Pittsburgh, PA (Chartis) Investment Company Blanket Bond Insuring Agreements A,C, D, E, F, G, J, L, M). Underlying coverage as noted in Item 3.

ITEM 3. UNDERLYING COVERAGE:

A) CARRIER:	National Union Fire Insurance Company of Pittsburgh, PA
LIMIT:	$25,000,000 and $25,000,000 in the Aggregate
DEDUCTIBLE:	$250,000
BOND NUMBER:	6214333
BOND PERIOD:	07/01/2014 – 07/01/2015

ITEM 4. Coverage provided by this Bond is subject to the following attached Rider(s): Riders No. 1, 2 and 3

ITEM 5. By acceptance of this Bond, you give us notice canceling prior Bond No. FS 559-46-74 - 06, the cancellation to be effective at the same time this Bond becomes effective.

In witness whereof, the UNDERWRITER has caused this certificate to be signed by an Attorney-in-Fact of the UNDERWRITER this 4th day of September, 2014.

GREAT AMERICAN INSURANCE COMPANY

By:
Authorized Representative

Excess Follow Form Certificate

10/2007 ed.

RIDER NO. 1

DROP DOWN RIDER

To be attached to and form part of Excess Follow Form Bond No. FS 559-46-74 - 07

In favor of         Allianz Funds

It is agreed that:

The attached bond is amended by adding an additional Condition as follows:

1.	All Underlying Coverage detailed in ITEM 3 of the Declarations shall be maintained in full force and effect during the period of this Bond, except for any reduction in the aggregate limits contained therein solely by payment of claims, including court costs and attorneys fees.

2.	If by reason of the payment of any claim or claims by the Underwriter during the period of this coverage, which reduces the aggregate limits of the underlying coverage, this Bond shall respond excess over the Single Loss Limits of Liability of the Underlying Carrier(s) named in Item 3 of the Declarations until the reduced Annual Aggregate Limits are exhausted; and in such event, this Bond shall continue in force as Primary Bond, and the Deductible set forth on the Declarations Page of the Primary Bond shall apply to this Bond.

3.	Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached Bond other than as above stated

4.	This rider shall become effective as of 12:01 a.m. on 07/01/2014 standard time as specified in the Bond.

RIDER NO. 2

CALIFORNIA PREMIUM RIDER

To be attached to and form part of Bond No. FS 559-46-74 - 07

in favor of         Allianz Funds

It is agreed that:

1.	In compliance with the ruling of the Commissioner of Insurance of the State of California and the Opinion of the Attorney-General of that State requiring that the premium for all bonds or policies be endorsed thereon, the basic premium charged for the attached bond for the period

From:	07/01/2014

To:	07/01/2015

Is:	Thirty Seven Thousand Three Hundred Six and 00/100 Dollars ($37,306.)

2.	This rider shall become effective as of 12:01 a.m. on 07/01/2014 standard time.

RIDER NO. 3

To be attached to and form part of Bond No. FS 559-46-74 - 06

Issued to Allianz Funds

It is agreed that:

1.	Coverage provided by this policy shall not respond as excess over any sub-limited coverage(s) that are part of the Primary Policy. GAIC is Excess only those Insuring Agreements that have a $25,000,000 primary limit and associated deductible of $250,000.

2.	This rider shall become effective as of 12:01 a.m. on 07/01/2014 standard time.

Great American Insurance Company

ADMINISTRATIVE OFFICES 301 E 4th Street • Cincinnati, OH 45202-4201 513.369.5000 www.GreatAmericanInsurance.com

IN WITNESS CLAUSE

In Witness Whereof, we have caused this Bond to be executed and attested, and, if required by state law, this Bond shall not be valid unless countersigned by our authorized representative.

PRESIDENT	SECRETARY

IL 72 68 (Ed. 09 09)

September 12, 2014

Annalisa Brown

Integro Insurance Brokers

1 State Street Plaza - 9th floor

New York, NY 10004

Re:	Allianz Funds

Policy # BFI-71000379-14

Dear Annalisa,

Thank you for insuring your account with Berkley Asset Protection. Attached please find a copy of the policy for the above referenced account. In the event of loss, please submit all claims to:

claims@berkleyassetpro.com

Attn: Mr. Gregory Smith

Executive Vice President

757 Third Avenue, 10th Floor

New York, NY 10017

Phone: (212) 922-0659

Fax: (866) 735-9073

Please feel free to contact me with any additional questions.

Sincerely

Matthew McNamara

Underwriting Manager

mmcnamara@berkleyassetpro.com

757 Third Avenue - 10th floor, New York, NY 10017 (212) 497-3707

BERKLEY REGIONAL INSURANCE COMPANY A Berkley Company 475 Steamboat Road Greenwich, CT 06830	PRODUCER: Integro Insurance Brokers 1 State Street Plaza - 9th floor New York, NY 10004

FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE

BOND NUMBER:	BFI-71000379-14	PRIOR BOND NUMBER:	BFI-71000379-13
NAMED INSURED:	Allianz Funds
(Also list any Employee Benefit Plan(s) included as Insureds)

MAILING ADDRESS:	680 Newport Center Drive, Suite 250
Newport Beach, CA 92660

BOND PERIOD:	7/1/2014 to 7/1/2015
(12:01 A.M. at your Mailing Address shown above)

TERMS AND CONDITIONS:

In consideration of the premium charged and in reliance upon the statements and information furnished to the COMPANY by the Insured and subject to the terms and conditions of the UNDERLYING COVERAGE scheduled below, the COMPANY agrees to pay the Insured, as excess and not contributing insurance, for loss which:

(a)	would have been paid under the underlying Carrier(s) in the UNDERLYING COVERAGE schedule below but for the fact that such loss exceeds the Single Loss Limit of Liability of the underlying Carrier(s), and

(b)	for which the underlying Carrier(s) has made payment and the Insured has collected the full amount of the underlying Carrier’s expressed Single Loss Limit of Liability.

This bond does not provide coverage in excess of any sub-limited coverage in the underlying policy which is below the underlying Carrier’s expressed Single Loss Limit of Liability in the UNDERLYING COVERAGE schedule below.

UNDERLYING COVERAGE:

Carrier: Single Loss Limit of Liability: Single Loss Deductible: Aggregate Limit: Bond Number: Bond or Form Name: Bond Period:	National Union Fire Insurance Company of Pittsburgh, PA $25,000,000 $250,000 $25,000,000 6214333 Investment Company Blanket Bond 7/1/2014 to 7/1/2015

Carrier: Single Loss Limit of Liability: Aggregate Limit: Bond Number: Bond Period:	Great American Insurance Company $25,000,000 excess of $25,000,000 plus deductible $25,000,000 FS 559-46-74 - 07 7/1/2014 to 7/1/2015

Lead Carrier for Layer: Single Loss Limit of Liability: Aggregate Limit:	Berkley Regional Insurance Company $17,500,000 excess of $50,000,000 plus deductible $10,000,000

ANNUAL PREMIUM:	$23,502
Forms and Riders Forming Part of this Bond When Issued:
Form Number and Edition Date	Description of Form or Rider:
BAP 39 01 01 09	Financial Institution Excess Follow Form Certificate
BAP 31 06 08 09	Exhaustion of Underlying Limits Rider

BAP 39 01 01 09	Page 1 of 11

Cancellation of Prior Insurance Issued by Us:
By acceptance of this Bond you give us notice canceling prior policy Numbers: BFI-71000379-13 the cancellation to be effective at the time this Bond becomes effective.

Secretary	President

BAP 39 01 01 9	Page 2 of 2

BOND NUMBER:71000379-14	BAP 31 06 08 09

THIS RIDER CHANGES THE BOND. PLEASE READ IT CAREFULLY.

EXHAUSTION OF UNDERLYING LIMITS RIDER

TERMS AND CONDITIONS, Item (b) of the FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE is deleted and replaced with the following:

(b) for which the Underlying Carrier(s) has made payment, and the Insured has collected, the full amount of the expressed limit of the Underlying Carrier’s expressed Single Loss Limit of Liability, except when the Underlying Carrier is unable to pay due to the Underlying Carrier’s own insolvency or where the Underlying Carrier in good faith, settles a claim made by the Insured as a result of a covered loss for less than the expressed single loss limit of liability of the Underlying Carrier that is applicable to the covered loss.

In either the case of insolvency or for which a good faith settlement is made by the Underlying Carrier(s) as respects a covered loss sustained by the Insured, the Insured’s loss that is in excess of what should be paid by the Underlying Carrier in insolvency or that which is in excess of a good faith settlement that is made by the Underlying Carrier(s), shall be treated as self-insured and the Insured may make claim for the excess amount as per the Single Loss Limit of Liability described on the attached FINANCIAL INSTITUTION EXCESS FOLLOW FORM CERTIFICATE.

All other terms, conditions, limitations and exclusions remain unchanged.

BAP 39 06 08 09	Page 1 of 1

AGREEMENT AMONG JOINT INSUREDS

THIS AGREEMENT made as of July 1, 2014 by and among, AllianzGI Institutional Multi-Series Trust, AllianzGl Investors Managed Accounts Trust, AllianzGl NFJ Dividend, Interest & Premium Strategy Fund, AllianzGl Convertible & Income Fund, AllianzGl Convertible & Income Fund II, AllianzGl Equity & Convertible Income Fund, PCM Fund, Inc., PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO Corporate & Income Strategy Fund, PIMCO Corporate & Income Opportunity Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PIMCO Global StocksPLUS® & Income Fund, PIMCO High Income Fund, PIMCO Income Opportunity Fund, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PIMCO Strategic Income Fund, Inc., PIMCO Dynamic Income Fund, PIMCO Dynamic Credit Income Fund, Premier Multi-Series VIT, Allianz Funds, and Allianz Funds Multi-Strategy Trust (each a “Trust”), on behalf of each Trust’s respective series of shares (the “Funds”).

WHEREAS, each of the Trusts and Funds have investment advisers which are affiliates of each other (each such firm, and any other advisory firm that is an affiliate of such firms, an “Affiliated Manager”);

WHEREAS, the Trusts and Funds are named as insureds under a Joint Investment Company Blanket Bond (the “Bond”) issued by National Union Fire Insurance Company of Pittsburgh, PA, Great American Insurance Group and Berkley Regional Insurance Company (collectively, the “Insurers”);

WHEREAS, the Trusts desire to establish (i) the basis on which additional investment companies for which an Affiliated Manager may hereafter act as investment adviser may be added as named insureds under the Bond, and (ii) the criteria by which recoveries under the Bond shall be allocated among the parties;

NOW, THEREFORE, it is agreed as follows:

1. If the Insurers are willing without additional premium to add, as an insured under the Bond, any investment company, not listed at the head of this agreement for which an Affiliated Manager hereafter is investment adviser, which may be included in the Bond pursuant to Rule 17g-1(b) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Act”), the Trusts agree (a) that such addition may be made, provided that those trustees of each Trust who are not “interested persons” of such Trust shall approve such addition, and (b) that such investment company may become a party to this agreement and be included within the terms “Trust,” “Fund,” or “party,” provided that in each case such investment company shall have executed and delivered to the Trusts its written agreement to become a party hereto and to be bound by the terms of this Agreement.

2. In the event that the claims of loss of two or more insureds under the Bond are so related that the Insurers are entitled to assert that the claims must be aggregated, each Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the Act.

3. A copy of the Agreement and Declaration of Trust or Trust Instrument of each Trust is on file with the Secretary of State of the state in which such Trust was organized, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations under this instrument are not binding upon any of the Trustees or holders of shares of beneficial interest of any Trust or Fund individually but are binding only upon the respective assets and property of each Trust and Fund.

IN WITNESS WHEREOF the parties have caused these presents to be executed by their officers hereunto duly authorized all as of the day and year first above written.

AllianzGI Institutional Multi-Series Trust

AllianzGI Managed Accounts Trust

AllianzGI NFJ Dividend, Interest & Premium Strategy Fund

AllianzGI Convertible & Income Fund

AllianzGI Convertible & Income Fund II

AllianzGI Equity & Convertible Income Fund

PCM Fund, Inc.

PIMCO California Municipal Income Fund

PIMCO California Municipal Income Fund II

PIMCO California Municipal Income Fund III

PIMCO Corporate & Income Strategy Fund

PIMCO Corporate & Income Opportunity Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Global StocksPLUS® & Income Fund

PIMCO High Income Fund

PIMCO Income Opportunity Fund

PIMCO Municipal Income Fund

PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund III

PIMCO New York Municipal Income Fund

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

PIMCO Strategic Income Fund, Inc.

PIMCO Dynamic Income Fund

PIMCO Dynamic Credit Income Fund

Premier Multi-Series VIT

Allianz Funds

Allianz Funds Multi-Strategy Trust

By:	/s/ Julian Sluyters
Julian Sluyters
President and Chief Executive Officer